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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             GLOBECOMM SYSTEMS INC.

                 (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware)



                  Globecomm Systems Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the name of this corporation is Globecomm Systems Inc., and that this corporation was originally incorporated in Delaware under the name Worldcomm Systems Inc., on August 17, 1994, pursuant to the General Corporation Law.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

                  "RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I.

                  The name of this corporation is Globecomm Systems Inc.

                                  ARTICLE II.

                  The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE III.

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                  ARTICLE IV.

                  A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is 25,000,000 shares. 22,000,000 shares, par value $.001 per share, shall be Common Stock and 3,000,000 shares, par value $.001 per share, shall be Preferred Stock.

                  B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

                                   ARTICLE V.

                  A.       Common Stock.

                           (a)     General.  All shares of Common Stock will be
identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

                           (b)     Dividends.  Dividends may be declared and
paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                           (c)     Dissolution, Liquidation or Winding Up.  In
the event of any dissolution, liquidation or winding up of the affairs of this corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of this corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

                           (d)     Voting Rights.  Except as otherwise required
by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of this corporation for the election of directors and on all matters submitted to a vote of stockholders of this corporation. Except as otherwise required by law or provided herein, holders of Common

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Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.


                           (e) Redemption. The Common Stock is not redeemable.

                           (f)  Stock Split.  Upon the effectiveness of this
Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock, par value $.01 per share, shall be changed into 2.85 shares of Common Stock, par value $.001. Each holder of record of a certificate for one or more shares of Common Stock of the corporation as of the close of business on the date this Amended and Restated Certificate of Incorporation becomes effective shall be entitled to receive as soon as practicable, and without surrender of such certificate, a certificate or certificates representing 1.85 additional shares of Common Stock, par value $.001, for each one share of Common Stock represented by the certificate of such holder.

                  B. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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                  (f) Whether that series shall have a sinking fund for the
redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights or priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.

                  Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

                  If upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                  C. This Amended and Restated Certificate of Incorporation is being filed in connection with this corporation's initial public offering of its securities. Upon the closing of such initial public offering, each share of Class A Preferred Stock, and each share of Class B Preferred Stock, previously outstanding, will be automatically converted, pursuant to the terms of the respective Certificates of Designation with respect to such classes, into 2.85 shares of Common Stock, par value $.001. Following such conversion, each certificate evidencing shares of either of such classes shall be deemed to evidence the same number of shares of Common Stock, par value $.001, and each holder of record of a certificate for one or more shares of such class shall be entitled to receive as soon as practicable, and without surrender of such certificate, a certificate or certificates representing 1.85 additional shares of Common Stock, par value $.001 for each one share of Preferred Stock of such class representative by the certificate of such holder.

                                  ARTICLE VI.

                  In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1.       Election of directors need not be by written ballot.

                  2. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of this corporation.


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                                  ARTICLE VII.

                  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                 ARTICLE VIII.

                  A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.


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                                  ARTICLE IX.

                  This corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of this corporation, or is or was serving, or has agreed to serve, at the request of this corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

                  Indemnification may include payment by this corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

                  This corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of this corporation.

                  The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. This corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of this corporation or other persons serving this corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                                   ARTICLE X.

                   This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                                  ARTICLE XI.

                  The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE XII.

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                  The Stockholders of this corporation may not take any action by written consent in lieu of a meeting."


                                     * * *


                  THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

                  FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.




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                  IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the Chief Financial Officer of this corporation this 5th day of August, 1997.


                                                     /s/  Andrew C. Melfi
                                                     --------------------------
                                                     Andrew C. Melfi
                                                     Chief Financial Officer











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